UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 15, 2012

HOMESTREET, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2012, having received the necessary regulatory approvals, the appointment of Cory Stewart as Executive Vice President and Principal Accounting Officer of HomeStreet, Inc. (the “Company”), became effective. Information about Mr. Stewart, including his educational background and business experience, were previously reported in the Company's Form 8-K filed on July 27, 2012 (the “July Form 8-K”), which is incorporated herein by reference. The appointment of Darrell van Amen as the Company's Executive Vice President and Principal Investment Officer, which was also reported in the July Form 8-K, had already become effective due to the prior receipt of regulatory approval.

On October 15, 2012, in connection with Mr. Stewart and Mr. van Amen assuming their respective positions with the Company, Mark K. Mason relinquished his role as acting Chief Financial Officer and Principal Accounting Officer of the Company. Mr. Mason will continue to serve as the Company's Vice Chairman, President and Chief Executive Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 18, 2012.

HomeStreet, Inc.

By:	/s/ Godfrey B. Evans
Godfrey B. Evans
Executive Vice President, Chief Administrative
Officer, General Counsel and Corporate Secretary